Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statement of Amneal Pharmaceuticals, Inc. (Form S-8 No. 333-224700) of our report dated March 1, 2019, with respect to the consolidated financial statements of Amneal Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Amneal Pharmaceuticals, Inc. for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Iselin, New Jersey
March 1, 2019